SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                                    [x]

Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Semotus Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SEMOTUS SOLUTIONS, INC.
1735 Technology Drive, Suite 790
San Jose, California 95110

(408) 367-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 17, 2002

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders of Semotus Solutions, Inc. We will be holding the Annual Meeting at the Silicon Valley Capital Club, 50 West San Fernando St., Suite 1700, Alum Rock Rm., San Jose, California 95113, on Tuesday, September 17, 2002, at 2:30 p.m., Pacific Time.

            At the 2002 Annual Meeting, we will ask you to:

              1.   Elect five (5) directors to the Board of Directors of the Company to serve for a one-year term;

              2.   Ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent accountants for the fiscal year ending March 31, 2003; and

              3.   Approve an amendment to the Company’s 1996 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 4,345,000 to 5,200,000 shares; and

              4.   Transact such other business as may properly come before the meeting or any adjournment thereof.

Enclosed with this letter is a Proxy Statement, a proxy card and a return envelope. Also enclosed is Semotus Solutions’ Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

            Only holders of common stock of the Company of record at the close of business on July 26, 2002 are entitled to notice of and to vote at the Annual Meeting. The Board of Directors of the Corporation is soliciting the proxies.

            Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the internet. The prompt return of proxies or vote by phone or internet will ensure a quorum and same the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you elect to vote by phone or the internet, the last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Anthony N. LaPine
Anthony N. LaPine
President

San Jose, California
August 4, 2002

SEMOTUS SOLUTIONS, INC.
1735 TECHNOLOGY DRIVE, SUITE 790
SAN JOSE, CALIFORNIA 95110
(408) 367-1700

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 17, 2002

GENERAL INFORMATION

            This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2002 Annual Meeting of Semotus Solutions, Inc. (“Semotus”, the “Company” or “we”). The 2002 Annual Meeting will be held on September 17, 2002 at the Silicon Valley Capital Club, 50 West San Fernando St., Suite 1700, Alum Rock Rm., San Jose, California 95113.

            This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Semotus is soliciting these proxies.

            At the Annual Meeting, you will be asked to vote on the following proposals:

              1.   Elect five directors, each for a one-year term;

              2.   Ratify the appointment by the Board of Directors of the firm of Burr, Pilger & Mayer LLP as independent public accountants of Semotus for the fiscal year ending March 31, 2003;

              3.   Approve an amendment to the Company’s 1996 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 4,345,000 to 5,200,000 shares; and

              4.   Such other matters as may properly come before the meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD’S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

            On August 5, 2002, we began mailing this proxy statement to people who, according to our records, owned shares of common stock in Semotus as of the close of business on July 26, 2002. We have mailed with this proxy statement a copy of Semotus’ Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

INFORMATION ABOUT THE 2002 ANNUAL MEETING AND VOTING

The Annual Meeting

            The Annual Meeting will be held at the Silicon Valley Capital Club, 50 West San Fernando St., Suite 1700, Alum Rock Rm., San Jose, California 95113, on Tuesday, September 17, 2002, at 2:30 p.m., Pacific Time.

This Proxy Solicitation

            We are sending you this proxy statement because Semotus’ Board of Directors (the “Board”) is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On August 5, 2002, we began mailing this proxy statement and the accompanying proxy card and Annual Report on form 10-K to all people who, according to our stockholder records, owned shares at the close of business on July 26, 2002. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report on form 10K and the other accompanying materials described above so that such record holders could supply these materials to the beneficial owners as of July 26, 2002. We will bear the entire cost of this proxy solicitation.

Voting Your Shares

            You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting. Additionally, you may be able to vote by phone or via the internet, as described below.

Whether or not you plan to attend the Meeting, please take the time to vote. Votes may be cast:

    by traditional paper proxy card;
    by phone;
    via the Internet; or
    in person at the Meeting.

            Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

            Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as independent accountants for the year ending March 31, 2002; (iii) FOR an amendment to the Company’s 1996 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 4,345,000 to 5,200,000 shares, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 17, 2002.

            Voting by Phone or via the Internet. If you are a stockholder of record (that is, if your stock is registered with the Company in your own name), you may vote by phone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Meeting, you may cancel your previous vote and vote in person at the Meeting.

            The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on September 16, 2002. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instruction provided by your broker for information about the deadline for voting by phone or through the Internet.

            Voting in Person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

            Attendance at the Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Meeting.

            If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all routine proposals.

Vote Required for Approval

             Shares Entitled to Vote . On July 26, 2002, (the “Record Date”) 17,507,797 shares of Semotus common stock were issued and outstanding. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

             Quorum . The quorum requirement for holding the meeting and transacting business is that a majority of the issued and outstanding shares on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 8,753,900 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

             Votes Required . In the election of directors, the five persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Additional Information

            We are mailing our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report on Form 10-K does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-K tells you how to get additional information about Semotus.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

Anthony N. LaPine
Frederick M. Hoar
Jason Pavona
Robert Lanz
Mark Williams

            Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. Each of the five nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. Anthony N. LaPine is President and Chief Executive Officer of the Company. More detailed information about each of the nominees is available in the section of this proxy statement titled “Directors and Executive Officers,” which begins on page 10.

            There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

            If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

            The Board of Directors of the Company has established the size of the board at five members. Proxies for the Annual Meeting may not be voted for more than the five directors.

Board Recommendation

            The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

            The Board of Directors has appointed Burr, Pilger & Mayer LLP (“BPM”), an accounting firm of independent certified public accountants, to act as independent accountants for Semotus and its consolidated subsidiaries for our fiscal year 2003. BPM has advised Semotus that the firm does not have any direct or indirect financial interest in Semotus or any of its subsidiaries, other than its capacity as our independent certified public accountants.

            BDO Seidman, LLP served as our independent auditors from September 3, 1998 to July 15, 2002. We have determined to change our independent auditors for fiscal year 2003, and we notified BDO Seidman LLP of this decision on July 15, 2002. The decision to change independent auditors was recommended by the Company’s Management and the Audit Committee of the Board of Directors, and approved by a unanimous vote of the full Board of Directors.

            Our decision to change our independent auditors did not occur due to any existing or previous accounting disagreements with BDO Seidman LLP, and BDO Seidman LLP has expressed no disclaimer of opinion, adverse opinion, qualification or limitation regarding our financial statements or the audit process, for the fiscal years ended March 31, 2002 or 2001. Neither have there been any accounting disagreements or reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of SEC Regulation S-K for those periods. BDO Seidman LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

            On July 15, 2002, we engaged Burr, Pilger & Mayer LLP to serve as our independent auditors for the fiscal year ending March 31, 2003. The decision to engage Burr, Pilger & Mayer LLP was recommended by the Company’s management team and the Audit Committee of the Board of Directors, and unanimously approved by the full Board of Directors. We did not seek the advice of Burr, Pilger & Mayer LLP on specific audit issues relating to our consolidated financial statements prior to engagement of this firm.

            In making the recommendation for BPM to become the Company’s independent accountants for the fiscal year ended March 31, 2003, the Company’s management team and the Audit Committee reviewed the audit and non-audit services proposed to be performed during fiscal year 2003. In selecting BPM, the Audit Committee and the Board of Directors carefully considered BPM’s independence. The Audit Committee has determined that the performance of the non-audit services proposed to be performed by BPM will not impair the independence of BPM.

            BPM has confirmed to Semotus that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

            A representative of BPM and BDO is expected to attend the Annual Meeting. Each representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

Recommendation

            The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Burr, Pilger & Mayer LLP.

PROPROSAL 3:

AMENDMENT TO THE 1996 STOCK OPTION PLAN

Description of the Plan

            In June 1996, the Company adopted the 1996 Stock Option Plan (the “Plan”). The “Plan” provides for the granting of stock options to acquire common stock and/or the granting of stock appreciation rights to obtain, in cash or shares of common stock, the benefit of the appreciation of the value of shares of common stock after the grant date. The Company is currently authorized to issue up to 4,345,000 shares of common stock under the Plan. We propose to have you approve an increase in the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 4,345,000 to 5,200,000 shares. The Plan as amended is attached as Appendix A to this proxy. The Plan expires ten years after its adoption.

            Under the Plan, the Board of Directors may grant incentive stock options to purchase shares of the Company’s common stock only to employees, and the Board of Directors may grant non-qualified stock options to purchase shares of the Company’s common stock to directors, officers, consultants and advisers of the Company. The Board of Directors may grant options to purchase shares of the Company’s common stock at prices not less than fair market value, as defined under the Plan, at the date of grant for stock options. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, options may be granted to persons owning more than 10% of the voting power of all classes of stock at a price no lower than 110% of the fair market value at the date of grant, as determined by the Board of Directors. Options granted under the Plan generally vest over four years at a rate of 25% after year one and then equally on a monthly basis over the next three years from the date of grant. As of March 31, 2002, no stock appreciation rights have been granted under the Plan.

Amendment

            On July 15, 2002 the Board of Directors voted, subject to shareholder approval, to increase the number of shares of common stock subject to options under the 1996 Plan from 4,345,000 to 5,200,000. The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company’s success.

            During the year ended March 31, 2002, stock options to purchase up to 4,502,021 shares of common stock were granted to a total of 103 employees, directors and consultants under the Plan, and options to purchase 8,540 shares of common stock were exercised. As of July 10, 2002, a total of 3,519,864 stock options to purchase shares of common stock were granted and outstanding. None of these shares are contingent upon Shareholder approval under the Plan.

Board Recommendation

            The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the 1996 Stock Option Plan.

OTHER BUSINESS

            As of the date of this proxy statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 10, 2002, as to:

    each person (or group of affiliated persons) known by us to own beneficially more than five percent of our common stock;
    each of our directors, our chief executive officer and the four other most highly paid executive officers; and
    all our directors and officers as a group.

            Information as to beneficial ownership is based upon statements furnished to the Company by such persons. Each individual has sole voting and investment power over the shares, except as otherwise noted. For the purposes of calculating percentage ownership as of July 10, 2002, 17,257,797 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options or warrants exercisable on or before September 8, 2002, these shares are treated as if outstanding for that person. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Semotus Solutions, Inc., 1735 Technology Drive, Suite 790, San Jose, CA 95110.

NAME AND ADDRESS OF BENEFICIAL OWNERS	NUMBER OF SHARES		PERCENT

Directors and Executive Officers:

Anthony LaPine	2,544,612	(1)	14.7%
Charles K. Dargan, II	110,831	(2)	*
Fredrick M. Hoar	6,667	(3)	*
Jason Pavona	40,000	(4)	*
Robert Lanz	10,000	(5)	*
Steve McAllister	57,714	(6)	*
Pamela LaPine	2,544,612	(7)	14.7%
Valerie Goodwin	29,165	(8)	*
Tony Travis	47,622	(9)	*
All Officers and Directors as a Group (11 Persons)	2,972,890	(10)	17.2%

5% Stockholders: none

______________

*	Less than 1%

(1)	Includes 1,020,000 shares of common stock owned directly by Mr. LaPine; exercisable warrants to purchase 700,000 shares of common stock; exercisable options to purchase 607,900 of common stock; and 3,000 shares of common stock and exercisable options to purchase 213,712 shares of common stock owned by Mr. LaPine’s wife, Pamela LaPine, the Company’s Executive Vice President and President of Financial Services, as set forth below.

(2)	Includes exercisable options to purchase 110,831 shares of common stock.

(3)	Includes exercisable options to purchase 6,667 shares of common stock.

(4)	Includes exercisable options to purchase 40,000 shares of common stock.

(5)	Includes exercisable options to purchase 10,000 shares of common stock.

(6)	Includes 24,380 shares of common stock owned directly by Mr. McAllister, and exercisable options to purchase 33,334 shares of common stock.

(7)	Includes 3,000 shares of common stock owned directly by Pamela LaPine; exercisable options to purchase 213,712 shares of common stock; and 1,020,000 shares of common stock, exercisable options to purchase 607,900 shares of common stock, and exercisable warrants to purchase 700,000 shares of common stock owned by Mrs. LaPine’s husband, Anthony LaPine, President and Chief Executive Officer of the Company, as set forth above.

(8)	Includes exercisable options to purchase 47,622 shares of common stock.

(9)	Includes exercisable options to purchase 29,165 shares of common stock.

(10)	Includes the shares listed above as beneficially owned by Messrs. LaPine, Dargan, Hoar, Pavona, McAllister, Goodsell and Travis and Mrs. LaPine, and 150,659 shares of common stock underlying currently exercisable options held by other executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Semotus’ equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

            Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of a registered class of our equity securities were complied with.

DIRECTORS AND EXECUTIVE OFFICERS

            Set forth below is certain information relating to our directors and executive officers as of August 4, 2002:

Name	Age	Position

Anthony N. LaPine	60	Chairman of the Board, President, and Chief Executive Officer

Charles K. Dargan, II (1)	47	Chief Financial and Accounting Officer

Frederick M. Hoar (2)	76	Director

Jason Pavona (2)	30	Director

Robert Lanz (2)	60	Director

Mark Williams (3)	44	Director

Taliesin Durant	31	Secretary and General Counsel

Cornel R. Fota	35	Chief Technical Officer

Pamela B. LaPine	44	Executive Vice President and President -Financial Services

Steven McAllister	42	Group President

______________
(1)	Charles K. Dargan, II resigned from the Board of Directors effective as of July 31, 2002.

(2)	Member of the Audit Committee.

(3)	Mr. Williams was elected as a member of the Board of Directors of the Company effective as of August 1, 2002.

            There is no family relationship between any Director or Executive Officer of the Company except that Anthony N. LaPine and Pamela B. LaPine are husband and wife. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

            Anthony N. LaPine has been the Company’s President and one of its directors since June of 1996. In June of 1997 Mr. LaPine was elected Chief Executive Officer of the Company, and in August of 1997, Mr. LaPine was elected Chairman of the Board. Mr. LaPine’s career began at IBM where he served as a member of the engineering team that developed the modern disc drive. In 1969 he was recruited as one of the founders of Memorex’s Equipment Group where he was instrumental in developing the floppy disc drive. After the sale of Memorex to Unisys, Mr. LaPine was recruited to re-engineer the Irwin/Olivetti Company, where he orchestrated the invention of the first removable cartridge tape backup in personal computers. Subsequently, he formed LaPine Technology, raised thirty million dollars and launched the 31/2-inch Winchester disk drive technology that is now the industry standard. Mr. LaPine then sold LaPine Technology, and formed the LaPine Group, a private investment and management-consulting firm. Mr. LaPine received a BSEE Cum Laude, from San Jose State University, an MSEE from the University of Santa Clara and an MBA from the University of San Francisco. He later became an alumnus of Stanford’s Graduate School of Business through their Executive Program.

            Charles K. Dargan, II has resigned as a member of the Company’s Board of Directors effective as of July 31, 2002. However, he will continue to be the Company’s Chief Financial and Accounting Officer. Mr. Dargan was on the Board of Directors from March 1999 to July 2002 and was the Executive Vice President of Operations and Administration for the Company from April 2000 to January 2001, at which time Mr. Dargan became the Company’s Chief Financial and Accounting Officer. Prior to joining Semotus Solutions, Mr. Dargan served as a Managing Director of Corporate Finance for The Seidler Companies Incorporated, a private brokerage, investment banking and public finance firm. In addition, he was a partner and Chief Financial Officer of the investment banking firm of Ambient Capital, was a Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc., and a First Vice President at Drexel Burnham Lambert, Incorporated. His accounting and financial industry experience has made him an expert in public and private debt and equity finance, mergers and acquisitions and financial management of and planning for emerging growth companies. Mr. Dargan graduated from the University of Southern California with an MBA and an MS in Finance, and possesses an A.B. in Government and Economics from Dartmouth College. He also holds accounting and finance industry certifications of Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA).

            Mr. Hoar has served as a Director of the Company since March 1998. He has over 40 years of experience in public affairs, financial relations and marketing. He has shaped and implemented communications strategies for some of America’s seminal technology-based companies, including Apple, Fairchild, Genentech, Raychem and RCA. Mr. Hoar joined Boston-based Miller Communications, a leading international high-tech public relations agency, in 1989. He subsequently became chairman of Miller/Shandwick Technologies and in 1998 was named to the additional position of chairman of Shandwick’s global technologies practice. Mr. Hoar has provided strategic counsel for a wide range of clients, including Adaptec, Compaq, Hewlett Packard, Motorola, Philips Electronics and Symantec. He retired from the agency in 2002 and currently serves as dean’s executive professor of marketing at Santa Clara University. Mr. Hoar holds a B.A. degree cum laude in American history and literature from Harvard College and an M.A. in editorial journalism from the University of Iowa.

            Mr. Pavona has served on Semotus’ Board of Directors since February of 2000. In May of 2001, Mr. Pavona became Vice President, Corporate Strategy and Business Development at Wallaware, Inc., a wireless web company. Previously, from September 1998 to May 2001, Mr. Pavona was the Director of Wireless Strategy and Personalization for Lycos Network. Before tackling the wireless space, Mr. Pavona managed Lycos’two most challenging accounts: Microsoft and Netscape. Prior to joining Lycos, Mr. Pavona was instrumental in the creation of INPHO, Inc., a venture capital funded Internet real estate venture. Mr. Pavona holds a Bachelor of Science degree in Finance and Entrepreneurial Studies, Cum laude from Babson College. He currently serves on the Board of Directors of several privately held Internet start-up companies.

            Robert Lanz has served on Semotus’ Board of Directors and as Chairman of the Company’s Audit Committee since November of 2001. Mr. Lanz has over 35 years of accounting and management experience. Mr. Lanz is currently Managing Director of the Silicon Valley office of The Financial Valuation Group, a business valuation consulting and litigation services firm, and Managing Partner of RAMP Partners, LLC, an accounting and financial management consulting firm. Mr. Lanz is a certified public accountant. From 1998 to 2000, he was an audit and business advisory partner with BDO Seidman, LLP, an international accounting and consulting firm, and Meredith, Cardozo, Lanz & Chiu, LLP. Mr. Lanz previously retired from KPMG International, after a 27-year career with that firm, where he was an audit and SEC Reviewing partner. He has also served as chief financial officer of public and private companies, including a successful IPO. Mr. Lanz currently sits on the board of Kelmoore Strategy Variable Trust.

            Mark Williams joined the Company’s Board of Directors on August 1, 2002. Mr. Williams has over 20 years of accounting and management experience. Mr. Williams is currently CFO and a General Partner of University Technology Ventures. Previously, from 1990 to 2000, he was a Partner at Ruzzo, Scholl and Murphy Accountancy Corporation. For 8 years before that, Mr. Williams was a tax manager at Price Waterhouse. Mr. Williams is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

            Taliesin (Tali) Durant joined the Company in August 1999 and has been the Company’s Corporate Secretary and in-house counsel since January 2000. Ms. Durant provides legal counsel for all of Semotus Solutions’corporate, financial and business matters. This includes the drafting and negotiation of agreements connected to the development as well as the distribution, sale and licensing of the Company’s services and technology. She also plays a crucial role in the Company’s business development and merger and acquisition strategy. Ms. Durant possesses expertise in a number of business and legal issues including those related to merger and acquisition agreements, intellectual property licensing, as well as in software development and service contracts. Ms. Durant has experience providing legal guidance in the areas of consumer protection, small business development and contracts, telecommunications, and intellectual property safeguards. She is a member of the American Corporate Counsel Association, the American Bar Association, and the California State Bar Association. She is an alumna of the Northwestern School of Law at Lewis and Clark College, and has specific legal expertise in the area of high technology. Ms. Durant holds a Bachelor of Arts in Economics from Connecticut College.

            Cornel Fota has been employed with the Company since 1996 and currently serves as our Chief Technical Officer (CTO). Mr. Fota joined the Company in 1996 as a senior software engineer and was involved in developing Semotus’ core products and technologies. From July 1997 to August 1998 he was a Software Development Manager for the Company. Mr. Fota moved to the position of Director of Engineering from August to October of 1998, and then became Semotus’ Vice President of Engineering until he was promoted to CTO in January 2001. Mr. Fota has experience in the analysis, design, implementation and management of software-based projects. His areas of expertise include real-time systems, Internet technologies, serial communications, paging protocols and object-oriented analysis and design. Mr. Fota is responsible for managing the Company’s development, production and information systems groups. Before joining the Company, he was involved with the development of various Microsoft-based systems. Mr. Fota has a Master of Science in Software Engineering from the Technical University of Bucharest, Romania. He also holds a post-graduate management degree from Ecole Nationale des Ponts et Chaussees, Paris, France.

            Pamela LaPine began with the Company in 1996 and currently serves as Executive Vice President and President of Financial Services. She is responsible for the sales, account management and strategic direction behind the Company’s Financial Services division and product line. Mrs. LaPine began as the Company’s Director of Administration in 1996 and then moved to Vice President of Operations in 1997. In October of 1998 she moved into the position of Vice President of Marketing, and in 2000 was promoted to Executive Vice. President and President of Financial Services. Pamela LaPine is a seasoned business professional with over 20 years of management experience in Silicon Valley high tech companies. She has extensive experience in corporate operations, finance, marketing and business development. Mrs. LaPine started her management career as Marketing Director at Digital Recording Corporation, and then transitioned to LaPine Technologies, where she was responsible for strategic planning. She has also held executive positions with Partners Petroleum and Olympiad Corporation. Mrs. LaPine did her undergraduate studies at the University of Utah.

            Steven McAllister joined the Company in April 2001 as President of one of the Company’s subsidiaries, WizShop.com, Inc. In October 2001 he became Group President for Semotus, heading up the Company’s E-Commerce division. Currently, Mr. McAllister is responsible for the sales, account management and strategic direction of the Company’s HipLink division and HipLink product line. Mr. McAllister was CEO of WizShop.com, Inc from May 1999 to April 2001, before Semotus acquired the company. Previously, from June 1998 to May 1999, Mr. McAllister was a general manager for Taxi Interactive, another e-commerce company.

Meetings of the Board of Directors and Standing Committees.

            The Board of Directors currently consists of five members. The Board of Directors held 1 meeting during fiscal year 2002, and executed 27 unanimous consents in lieu of a meeting. Each of the directors appointed at that time attended the one meeting.

            The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Compensation Committee consists of Messrs. Hoar, Pavona and Lanz, with Mr. Hoar as its chairman. The Compensation Committee did not hold any meetings during the fiscal year 2002; instead, the entire Board made all decisions related to compensation and the other topics set forth in this paragraph. In the future, the Compensation Committee intends to hold meetings and make these decisions. The Compensation Committee will determine the compensation of senior executive officers (such as the chief executive officer and chief financial officer), subject, if the Board so directs, to the Board’s further ratification of the compensation; determine the compensation for other officers or delegate such determinations to the chief executive officer; grant options, stock or other equity interests under our stock option or other equity-based incentive plans; and administer those plans and, where such plans specify, our other employee benefit plans.

            The Audit Committee currently consists of Messrs. Hoar, Pavona and Lanz, with Mr. Lanz as its chairman. Mr. Lanz was elected to the Board and to the Audit Committee in November of 2001. Previously, from June 2001 to November 2001, Mr. Goodsell acted as the Audit Committee’s chairman. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix B to this proxy statement. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews annual CPA audit and recommendations of internal controls and related management response; reviews the audit reports with management and the auditor; oversees the internal audit function; and monitors management’s efforts to correct deficiencies described in any audit examination. A report of the Audit Committee can be found on page 18 of this proxy statement.

            The Audit Committee held a total of 4 meetings during fiscal year 2002, which were attended by all of the Audit Committee members appointed at that time.

EXECUTIVE COMPENSATION

             Summary Compensation . The following table sets forth the compensation for the fiscal years ended March 31 2000, 2001 and 2002 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers. We refer to these five officers as the “named executive officers.”

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION AWARDS			PAYOUTS

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS		OTHER ANNUAL COMPEN- SATION		RESTRICTED STOCK AWARD(S)	SECURITIES UNDERLYING OPTIONS/ SARS (NUMBER)		LTIP PAYOUTS	ALL OTHER COMPEN- SATION

Anthony LaPine	2002	$239,770	—		$9,336	(1)	—	810,000	(2)	—	$520,452	(8)
CEO and	2001	$240,000	—		$11,000	(1)	—	300,000		—	$375,551	(8)
President and	2000	$240,000	—		$11,000	(1)	—	810,000		—	$142,642	(8)
Chairman of the Board

Charles K. Dargan, II	2002	$154,618	—		—		—	270,000	(2)	—	—
Chief Financial	2001	$155,000	—		—		—	140,000		—	—
and Accounting	2000	$155,000	$25,000	(3)	—		—	220,000		—	—
Officer and Director

Valerie Goodwin	2002	$116,578	—		—		—	70,000	(2)	—	—
Vice President of	2001	$117,000	$16,000	(5)	—		—	70,000		—	—
Marketing (4)	2000	—	—		—		—	—		—	—

Tony Travis	2002	$118,482	—		$10,000	(1)	—	131,667	(2)	—	—
Vice President	2001	$80,000	$40,000		$12,000	(1)	—	25,000		—	—
of Sales(6)	2000	$60,000	$22,500		$6,050	(1)	—	20,000		—	—

Pamela LaPine	2002	$117,919	—		$9,997	(1)	—	350,000	(2)	—	—
Executive Vice	2001	$98,000	—		$7,500	(1)	—	250,000		—	—
President and	2000	$80,000	—		$6,000	(1)	—	50,000		—	—
President, Financial Services

Steve McAllister	2002	$137,500	—		—		—	175,000	(7)	—	—
Group President	2001	—	—		—		—	—		—	—
	2000	—	—		—		—	—		—	—

______________

(1)	Represents automobile allowances and / or mileage reimbursements.

(2)	Represents previously granted options to purchase shares of common stock under the Company’s 1996 Stock Option Plan that were repriced on November 6, 2001 as discussed in “Report on Repricing of Options / SARs” located on Page 18, except for 50,000 new options granted to Charles Dargan on January 11, 2002, and 100,000 new options granted to Tony Travis on July 27, 2001 and subsequently repriced on November 6, 2001.

(3)	Represents moving expense allowance.

(4)	Ms. Goodwin was Vice President of Marketing from July 2000 to January 2002, and was not an executive officer as of March 31, 2002.

(5)	Represents a signing bonus.

(6)	Mr. Travis was Vice President of Sales from June 2001 to May 2002, and is not currently an executive officer.

(7)	Represents 100,000 new options to purchase shares of common stock under the Company’s 1996 Stock Option Plan granted in April 2001 and subsequently repriced on November 6, 2001, and 75,000 new options granted on January 11, 2002.

(8)	Represents the Company’s forgiveness of certain loans to Anthony LaPine for the purchase of stock; these promissory notes did not result in the Company lending cash to Mr. LaPine. Please see page 18 – Certain Relationships and Related Transactions.

            Option Grants. The following table sets forth certain information concerning individual grants of stock options made to each of the named Executive Officers during the fiscal year ended March 31, 2002. No stock appreciation rights were granted to these individuals during the year. All options were granted under the Company’s 1996 Stock Option Plan.

INDIVIDUAL OPTION GRANTS IN LAST FISCAL YEAR

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#) (*) (**)		% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE PRICE PER SHARE ($)	EXPIRATION DATE

Anthony LaPine	140,000	(1)	3.1%	$0.84	09/17/06
	370,000	(2)	8.2%	$0.84	01/12/10
	300,000	(2)	6.7%	$0.84	03/05/11

Charles K. Dargan, II	20,000	(1)	0.4%	$0.76	04/01/04
	20,000	(1)	0.4%	$0.76	01/24/10
	140,000	(3)	3.1%	$0.76	12/27/10
	40,000	(3)	0.9%	$0.76	06/01/11
	50,000	(3)	1.1%	$0.85	01/11/12

Pamela LaPine	50,000	(1)	1.1%	$0.84	09/17/06
	50,000	(2)	1.1%	$0.84	01/12/10
	50,000	(3)	1.1%	$0.84	12/27/10
	200,000	(2)	4. %	$0.84	03/05/11

Tony Travis	6,667	(1)(4)	0.1%	$0.76	12/02/09
	25,000	(2)(4)	0.6%	$0.76	12/27/10
	100,000	(3)(4)	2.2%	$0.76	07/27/11

Valerie Goodwin	70,000	(3)(4)	1.6%	$0.76	12/27/10

Steve McAllister	100,000	(2)	2.2%	$0.76	04/06/11
	75,000	(3)	1.7%	$0.85	01/11/12

______________

*	Options expire 90 days after the termination of employment of the option holder.

**	Represents previously granted options to purchase shares of common stock under the Company’s 1996 Stock Option Plan that were repriced on November 6, 2001 as discussed in “Report on Repricing of Options / SARs” located on Page 18, except for: (i) 50,000 new options granted to Charles Dargan on January 11, 2002, (ii) 100,000 new options granted to Tony Travis on July 27, 2001 and subsequently repriced on November 6, 2001, (iii) 100,000 new options granted to Steve McAllister in April 2001 and subsequently repriced on November 6, 2001, and (iv) 75,000 new options granted to Steve McAllister on January 11, 2002.

(1)	These options are fully vested and immediately exercisable.

(2)	One-third of the options became exercisable on January 12, 2001. Thereafter, the remaining two-thirds of the options become exercisable monthly in equal increments over a two-year period.

(3)	One-fourth of the options become exercisable one year after the date of grant. Thereafter, the remaining three-fourths of the options become exercisable monthly in equal increments over a three-year period.

(4)	The option holders’ employment has been terminated, but the option holder has signed an independent contractor agreement with the Company and continues to provide consulting and/or sales services to the Company. Per the agreement, the option holder’s options continue to vest as non-qualified options during the term of the agreement, and the option holder will have 90 days to exercise any vested options upon the termination or cancellation of the consultant agreement.

Aggregate Option Exercises. The following table sets forth certain information concerning individual exercises of stock options during the fiscal year ended March 31, 2002, and the shares represented by outstanding options held by each of the named executive officers as of March 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF SHARES UNDERLYING UNEXERCISED OPTIONS AT MARCH 31, 2002 EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT MARCH 31, 2002 EXERCISABLE/ UNEXERCISABLE (1)
NAME	(#)	($)	(#)	($)

Anthony N. LaPine	-0-	-0-	506,796/303,204	-0-/-0-
Charles K. Dargan, II	-0-	-0-	83,749/186,251	-0-/-0-
Valerie Goodwin	-0-	-0-	21,874/48,126	-0-/-0-
Steve McAllister	-0-	-0-	-0-/175,000	-0-/-0-
Pamela LaPine	-0-	-0-	168,338/181,662	-0-/-0-
Tony Travis	-0-	-0-	13,743/117,924	-0-/-0-

______________

(1)	No options were “in the money”; Options are “in the money” to the extent the closing price of Semotus’ common stock on March 31, 2002 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $0.67 which was the last reported sale price of Semotus common stock on March 28, 2002.

Report on Repricing of Options / SARs.

            Effective November 6, 2001 the Board of Directors of the Company approved the repricing of most of the outstanding options under the Company’s 1996 Stock Option Plan with exercise prices ranging from $0.78 to $20.00 per share held by most of the employees (including executive officers) of the Company. The Board of Directors determined such a reprice to be appropriate in order to sustain the incentivization of its employees. Employees’ existing option grants were repriced to an exercise price of $0.76 per share (the current fair market value of the Company’s common stock as of the reprice date) and an exercise price of $0.84 per share (110% of the fair market value at the date of reprice) for those persons owning more than 10% of the voting power of all classes of stock. All grants maintained their existing vesting schedule. Due to the decrease in the Company’s stock price there has been no additional compensation expense in fiscal year ended March 31, 2002, and as of July 10, 2002, the effect was immaterial.

            The following table sets forth certain information concerning adjustments or amendments of exercise prices of stock options or SARs previously awarded to any of the executive officers of the Company.

TEN-YEAR OPTION / SAR REPRICINGS

NAME	DATE	SECURITIES UNDERLYING OPTIONS/SAR REPRICED OR AMENDED (%)	MARKET PRICE OF STOCK AT TIME OF REPRICING OR AMENDMENT ($)	EXERCISE PRICE AT TIME OF REPRICING OR AMENDMENT ($)	NEW EXERCISE PRICE ($)		LENGTH OF ORIGINAL OPTION TERM REMAINING AT DATE OF REPRICING OR AMENDMENT

Anthony LaPine	11/6/01	140,000	$0.76	$2.20	$0.84	(1)	4.9 yrs.
CEO	11/6/01	370,000	$0.76	$3.85	$0.84	(1)	8.1 yrs.
	11/6/01	300,000	$0.76	$2.25	$0.84	(1)	9.4 yrs.

Pamela LaPine	11/6/01	50,000	$0.76	$2.20	$0.84	(1)	4.9 yrs.
Exec. VP	11/6/01	50,000	$0.76	$3.85	$0.84	(1)	8.1 yrs.
	11/6/01	50,000	$0.76	$2.00	$0.84	(1)	9.1 yrs.
	11/6/01	200,000	$0.76	$2.25	$0.84	(1)	9.4 yrs.

Charles K	11/6/01	20,000	$0.76	$1.25	$0.76		2.5 yrs.
Dargan, II
CFO	11/6/01	20,000	$0.76	$6.50	$0.76		8.2 yrs.
	11/6/01	140,000	$0.76	$2.00	$0.76		9.1 yrs.
	11/6/01	40,000	$0.76	$2.15	$0.76		9.7 yrs.

Valerie Goodwin	11/6/01	70,000	$0.76		$0.76		9.1 yrs.
VP Marketing

Steve McAllister	11/6/01	100,000	$0.76	$2.01	$0.76		9.5 yrs.
Group President

Tony Travis	11/6/01	6,667	$0.76	$2.19	$0.76		8.1 yrs.
VP Sales		25,000	$0.76	$2.00	$0.76		9.1 yrs.
		100,000	$0.76	$1.03	$0.76		9.7 yrs.

Tali Durant	11/6/01	15,000	$0.76	$1.47	$0.76		7.9 yrs.
Corp. Sec.	11/6/01	10,000	$0.76	$3.34	$0.76		8.1 yrs.
	11/6/01	20,000	$0.76	$8.31	$0.76		8.6 yrs.
	11/6/01	25,000	$0.76	$2.00	$0.76		9.1 yrs.
	11/6/01	25,000	$0.76	$2.01	$0.76		9.6 yrs.

Cornel Fota	11/6/01	1,914	$0.76	$1.29	$0.76		5.9 yrs.
CTO	11/6/01	10,000	$0.76	$2.06	$0.76		7.8 yrs.
	11/6/01	20,000	$0.76	$1.47	$0.76		8 yrs.
	11/6/01	50,000	$0.76	$3.34	$0.76		8.1 yrs.
	11/6/01	40,000	$0.76	$2.00	$0.76		9.1 yrs.
	11/6/01	50,000	$0.76	$2.01	$0.76		9.6 yrs.

______________

(1)	This exercise price equals 110% of the current market price on the date of the reprice.

Director Compensation

            Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options, directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. In fiscal year 2002, we granted options to purchase 10,000 shares of common stock to Mr. Lanz. We also granted options to purchase 10,000 shares of common stock to Mr. Goodsell, which were cancelled 90 days after Mr. Goodsell’s resignation from the Board Of Directors. Subsequently, we hired Mr. Goodsell to provide the Company with certain consulting services, which he continues to provide, and we granted him options to purchase 30,000 shares of common stock at $0.67 per share as part of this consulting arrangement. All outstanding options as of November 6, 2001 with exercise prices above $0.76 per share were repriced to $0.76 per share.

            The following table identifies all stock options that we have granted to our current non-employee directors since June 1996.

NON-EMPLOYEE DIRECTOR	NUMBER OF SHARES UNDERLYING OPTIONS (#)	EXERCISE PRICE ($)	GRANT DATE / EXPIRATION DATE

Frederick H. Hoar	20,000 (1)	$1.56	7/15/1998 / 7/15/2003
	10,000 (2)	$0.76	5/31/2000 / 5/31/2005
Jason Pavona	40,000 (3)	$0.76	1/12/2000 / 1/12/2005
Robert Lanz	10,000 (3)	$0.76	11/5/2001 / 11/5/2006
Mark Williams	10,000 (4)	(4)	8/1/2002 / 8/1/2007

______________

(1)	These options have all been exercised.

(2)	These options were repriced on November 6, 2001, and vest as to one-third after the first annual anniversary, one-third after the second annual anniversary and one-third after the third annual anniversary.

(3)	These options were repriced on November 6, 2001 and are all exercisable as of March 31, 2002.

(4)	These options are all immediately exercisable as of the grant date, and have an exercise price equal to the closing market price on the date of grant, August 1, 2002.

Employment Agreements

            The Company entered into a three-year employment agreement with Anthony LaPine, the Company’s CEO, which became effective on May 1, 1996, and was extended to May 1, 2004. The agreement automatically renews for one year terms unless notice is provided by either party. Mr. LaPine receives a base salary of $240,000 per year, plus discretionary increases in conformity with the Company’s standard review procedure. In addition, to his base salary, Mr. LaPine shall be paid an annual bonus during the term of the agreement in an amount equal to 86% of the base salary, provided there is satisfactory achievement of agreed upon performance goals. Mr. LaPine will also be given a car allowance that is not to exceed $1,000 a month. Mr. LaPine receives full health, dental, vision, and disability insurance. If the Company terminates Mr. LaPine’s employment agreement prior to May 1, 2004 for reasons other than disability, or if Mr. LaPine terminates the agreement for “good reason” as defined in the agreement, the Company is mandated to continue paying the salary and other benefits for the duration of the term. The Board of Directors has agreed that no bonuses will be paid to Mr. LaPine until the Company has four consecutive profitable quarters. The Compensation Committee will establish the performance goals for Mr. LaPine.

            In fiscal year 2001 the Company entered into three other employment agreements with the presidents of three of the Company’s subsidiaries, Wares On the Web, Inc. (“Wares”), Wizshop.com, Inc. (“Wizshop”) and Application Design Associates, Inc. (“ADA”) for three-year periods commencing on November 13, 2000, April 6, 2001, and May 1, 2001, respectively. These agreements provide among other things, an annual salary of $150,000 each, as well as annual bonuses from $37,500 to $75,000, contingent upon the respective subsidiary companies reaching certain revenue targets. None of the companies have reached these revenue targets, and therefore, no annual bonuses have been paid as of March 31, 2002. As of June 19, 2001, Mr. Casey resigned and the employment agreement by and among Mr. Casey and Wares on the Web was terminated. On January 18,

2002, the employment agreement by and among ADA and John Hibben was terminated and a new but substantially similar agreement was signed by and among ADA, John Hibben and 2007978 Ontario, Inc (a 49% stockholder of ADA).

Employee Warrants

            In August 1997, the Board of Directors approved the issuance of warrants to Anthony N. LaPine to purchase 400,000 shares of common stock at $1.875 per share. These warrants vest over a three-year period in equal installments of one-third of the total shares on each annual anniversary of the date of grant, and became 100% exercisable as of November 5, 2000. These warrants expire on November 5, 2002.

            On December 1, 1999, the Company issued warrants to purchase 300,000 shares of common stock at $2.375 per share to Mr. LaPine. These warrants expire on December 4, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In conjunction with the private placement dated November 5, 1997 the Chief Executive Officer of the Company entered into a stock purchase agreement. Under the terms of the agreement, the Chief Executive Officer received 280,000 shares of preferred stock, in exchange for a note receivable in the amount of $1,050,000. The note is collateralized by certain assets of the officer and bears interest at a rate of 7.0%.

            In conjunction with the private placement dated November 5, 1997 the Chief Executive Officer of the Company entered into a stock purchase agreement. Under the terms of the agreement, the Chief Executive Officer received 280,000 shares of preferred stock with detachable warrants to purchase 280,000 shares of the Company’s common stock at $2.50 per share, in exchange for a note receivable in the amount of $1,050,000. The note is collateralized by certain assets of the officer and bears interest at a rate of 7%. This note was for the purchase of stock and did not result in the Company lending cash to Mr. LaPine. Mr. LaPine has not sold any of the stock purchased with this note and has not received any cash income related to this transaction.

            On January 15, 2000, the Company entered into a Loan Forgiveness Agreement with the Chief Executive Officer which provided that the $1,050,000 promissory note would be forgiven if he continues to serve as the Company’s Chief Executive Officer through May 1, 2004, and there are no uncured defaults by him under his Employment Agreement on May 1, 2004. The note, together with interest accrued thereon has been presented as contra-equity in the balance sheet. The note plus interest is being amortized over the period of the contract of employment. Consequently, in the year ended March 31, 2002 expense of $404,795 has been recorded as employment compensation.

            On February 29, 2000, the Company entered into a secured recourse promissory note with the Chief Executive Officer, in the amount of $100,000 to cover the cost of the Chief Executive Officer’s exercise of 40,000 warrants, that would otherwise be redeemed by the corporation on April 3, 2000, pursuant to the Company’s automatic redemption rights against all holders of the Company’s $2.50 warrants. On March 29, 2002, the Company entered into a Loan Forgiveness Agreement with the Chief Executive Officer, which provided that the $100,000 promissory note be forgiven as of March 29, 2002. This note was for the purchase of stock and did not result in the Company lending cash to Mr. LaPine. Mr. LaPine has not sold any of the stock purchased with this note and has not received any cash income related to this transaction. Consequently, in the year ended March 31, 2002 expense of $115,657 has been recorded as employment compensation.

AUDIT COMMITTEE REPORT

            At the time of this Report, the Audit Committee of the Company’s Board of Directors consists of three directors who are not employees of the Company or any of its subsidiaries. The Board believes that all the members of our committee are “independent directors” as defined under applicable listing standards.

            The Board of Directors has adopted a written Audit Committee Charter. A copy of the Charter is attached as Appendix A.

            Our committee has met and held discussions with management and the independent auditors, BDO Seidman LLP (“BDO”). As a part of this process, we have:

    Reviewed and discussed the audited financial statements with management,
    Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and
    Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

            Based on the review and discussions referred to above, our committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the SEC.

Audit Committee Of The Board Of Directors

/s/ Robert Lanz
Robert Lanz
Chairman

/s/ Jason Pavona
Jason Pavona

/s/ Frederick Hoar
Frederick Hoar

INFORMATION REGARDING THE FEES PAID TO BDO
DURING THE YEAR ENDING MARCH 31, 2002

Audit Fees

            For the year ended March 31, 2002, the aggregate fees billed for professional services rendered for the audit of Semotus’ annual financial statements and the reviews of the financial statements included in Semotus’ Form 10Qs by BDO were $209,560.

Financial Information Systems Design and Implementation Fees

            For the year ended March 31, 2002, Semotus did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by BDO.

All Other Fees

            For the year ended March 31, 2002, the aggregate fees billed for services rendered by BDO, other than the fees discussed in the foregoing paragraphs were $54,177, including audit-related services of $38,177 and tax related services of $16,000. The audit-related services consisted principally of accounting research, review of SEC filings and review or audit of business acquisitions.

STOCK PERFORMANCE CHART

            As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total shareholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act. The stock performance shown on the graph is not indicative of future price performance.

            The following chart compares the yearly percentage change in the cumulative total shareholder return in Semotus’ common stock since 1997 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Stock Market – Telecommunications Index (the Peer Index). The comparison assumes $100 was invested on March 31, 1997 in Semotus’ common stock and in each of the above indices with reinvestment of dividends.

Comparison Of Cumulative Total Return
Among Semotus Solutions, Nasdaq Composite Index
and Nasdaq Telecommunications Index

	3/31/97	3/31/98	3/31/99	3/31/00	3/30/01	3/28/02

Semotus Solutions	$100.00	$29.89	$11.43	$291.04	$19.20	$6.12
Nasdaq Composite Index	$100.00	$150.26	$201.47	$374.30	$150.63	$151.05
Nasdaq Telecom Index	$100.00	$192.39	$306.36	$546.04	$162.56	$86.10

ADDITIONAL INFORMATION

            THE COMPANY’S 2002 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2002, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, PLEASE CONTACT SEMOTUS SOLUTIONS, 1735 TECHNOLOGY DRIVE, SUITE 790, SAN JOSE, CA 95110, OR AT TELEPHONE NUMBER (408) 367-1700.

STOCKHOLDER PROPOSALS

            If you intend to propose any matter for action at our 2003 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Semotus Solutions at 1735 Technology Drive, Suite 790, San Jose, California 95110, on or before April 15, 2003, not later than 5:00 p.m. Pacific Standard Time. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2003 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 15, 2003.

/s/ Anthony N. LaPine
Anthony N. LaPine
President

San Jose, California
August 4, 2002

Attachment A

AMENDED and RESTATED
SEMOTUS SOLUTIONS, INC.
(formerly Datalink.net, Inc.)
1996 STOCK OPTION PLAN

1.     Purpose.

            The purpose of the SEMOTUS SOLUTIONS, INC. STOCK OPTION PLAN (the “Plan”) is to grant to selected employees, directors, and consultants of SEMOTUS SOLUTIONS, INC., a Nevada corporation (the “Company”) and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue a productive relationship with the Company, and furnishing such persons with an incentive to improve operations and increase profits of the Company. Capitalized terms not previously defined herein are defined in Section 17 of this Plan.

2.     Options and Shares.

            Options granted under this Plan (the “Options”) are for the purchase of Common Stock.

            The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is Five Million Two Hundred Thousand (5,200,000) Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

3.     Administration.

            The Plan shall be administered by the Board of Directors of the Company (the “Board”), or by a committee appointed by the Board that is comprised solely of two or more Non-Employee Directors. As used in this Plan, references to the “Administrator” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Administrator of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Administrator may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders, as defined in the Exchange Act.

            The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of the Plan, the Administrator shall have the sole authority, in its discretion:

              (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

              (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

              (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

              (d) to determine the term and the exercise schedule of each option;

              (e) to determine the terms and conditions of each stock option grant (which need not be identical)entered into between the Company and any eligible individual to whom the Administrator has granted anoption, subject to Section 14 hereof;

              (f) to interpret the Plan;

              (g) to accelerate the exercise date or schedule with respect to any option granted under the Plan or, with the consent of the holder thereof, to modify or amend any such option;

              (h) to make all determinations deemed necessary or advisable for the administration of the Plan;

              (i) to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated; and

              (j) to determine whether an Optionee, who is a director, consultant or advisor of the Company, is “employed by the Company or any Parent, Subsidiary or Affiliate of the Company” pursuant to the foregoing Sections.

4.     Eligibility.

            Options may be granted to employees, officers, directors, consultants and advisers (provided such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. Incentive Stock Options may be granted only to employees of the Company or a Parent or Subsidiary of the Company. The Administrator in its sole discretion shall select the recipients of Options (“Optionees”). An Optionee maybe granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in replacement of the option assumed by the Company, or (b) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5.     Terms and Conditions of Options.

            5.1 Option Grant. Each option granted under the Plan shall be evidenced by a written stock option grant (the “Option”). Each such agreement shall designate the option thereby granted as a Common Stock option. Each such Option shall be subject to the terms and conditions set forth in this Section 5, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case.

            5.2 Date of Grant. The date of grant of an Option shall be the date on which the Administrator makes the determination to grant such Option unless otherwise specified by the Administrator. The Option representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

            5.3 Exercise Price. The exercise price of an Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted. For purposes of this Section 5.3, in determining stock ownership, an Optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such Optionee holds an Option shall not be counted. Additionally, for purposes of this Section 5.3, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the Option to the Optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding Options held by the Optionee or by any other person.

            5.4 Exercise Period. Subject to the limitations set forth herein, Options shall be exercisable within the times or upon the events determined by the Administrator as set forth in the Option. In no event shall the right to exercise be at a rate less than twenty percent (20%) per year over five (5) years from the date the Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

            5.5 Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Optionee only by Optionee.

            5.6 Assumed Options. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise, of such assumed option will be adjusted appropriately pursuant to the Code. In the event the Company elects to grant a new option rather than assuming an existing option, such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

6.     Exercise of Options.

            6.1 Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Administrator (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

            6.2 Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Administrator in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Optionee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Option that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission (“SEC”) Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocable elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocable elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

            6.3 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Administrator in its sole discretion, and so long as the Company is not a reporting company under the Exchange Act, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the “Tax Date”). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

              (a) the election must be made on or prior to the applicable Tax Date;

              (b) once made, the election shall be irrevocable as to the particular Shares as to which the election is made; and

              (c) all elections shall be subject to the consent or disapproval of the Administrator.

            6.4 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Option, exercise of an Option shall always be subject to the following:

            6.4.1 If Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company for any reason except death or disability, Optionee may exercise such Optionee’s ISOs to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within ninety (90) days after the date of termination (or such shorter time period as may be specified in the Option);

            6.4.2 If Optionee’s employment with the Company or any Parent or Subsidiary of the Company is terminated because of the death of Optionee or disability (as defined in Section 22(e)(3) of the Code) of Optionee, Optionee’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee’s legal representative) within one year after the date of termination (or such shorter time period as may be specified in the Option), but in any event no later than the expiration date of the Options.

7.     Securities Law Requirements.

            7.1 The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for the investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

            7.2 No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that:

              (a) the Company and the Optionee have satisfied all applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934;

              (b) any applicable listing requirement of any stock exchange on which the Company’s Common Stock is listed has been satisfied; and

              (c) all other applicable provisions of state and federal law have been satisfied.

8.     Modification, Extension and Renewal of Options.

            The Administrator shall have the power to accelerate the exercise date or schedule of any outstanding Option, or to otherwise modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. The Administrator shall have the power to reduce the exercise price of outstanding Options without the consent of Optionee’s by a written notice to the Optionee’s affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5.3 of this Plan for Options granted on the date the action is taken to reduce the exercise price.

9.     Stock Ownership; Financial Statements.

            Notwithstanding any other provisions of the Plan and except as provided in this Section 9, no Optionee shall have any of the rights of a shareholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such Optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. However, the Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of the financial statements of the Company, consisting of, at a minimum, a balance sheet and an income statement, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assume their access to equivalent information.

10.     No Obligation to Employ.

            Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, nor limit or otherwise impair the right of the Company, or any Parent, Subsidiary, or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

11.     Adjustments Upon Changes in Capitalization or Merger.

            11.1 Changes in Capitalization. Subject to any required action by the Company’s shareholders, the number of Shares of Common Stock covered by this Plan as provided in Section 2, the number of Shares covered by each outstanding Option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination or reclassification of the shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.

            11.2 Assumption or Substitution. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionee’s), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a “corporate transaction”under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionee’s. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of Optionee’s options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

            11.3 Expiration. In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsection 11.2 above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Option, expire on (and, in the case of a transaction described in Subsection 11.2 above, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Option at the original purchase price of such Shares, such right shall terminate on) a date at least 20 days after the Board gives written notice to Optionees, specifying the terms and conditions of such termination.

            11.4 Additional Provisions. Subject to the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11.2, any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction.

12.     Adoption and Shareholder Approval.

            This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such Shareholder approval is not obtained.

13.     Term of Plan and Governing Law.

            Options may be granted pursuant to this Plan from time to time within a period of ten (10) years after the date on which the Board adopts this Plan. This Plan and the Options granted pursuant hereto shall be governed by California law, except for that body of law pertaining to conflict of laws.

14.     Amendment or Termination of Plan.

            The Board may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable, except that, without the approval of the Company’s shareholders in compliance with the requirements of applicable law, no such revision or amendment shall:

              (a) increase the number of shares of Common Stock except as provided in Section 11 hereof;

              (b) change the class of persons eligible to participate in the Plan under Section 4 hereof;

              (c) extend the term of the Plan under Section 13 hereof;

              (d) amend this Section 14 to defeat its purpose; or

              (e) amend this Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, without obtaining such shareholder approval.

15.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

16.     Effective Date. This Plan was adopted by the Board of Directors of the Company on June 14, 1996, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date by the shareholders of the Company in accordance with the requirements of the Code and other applicable law. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

17.     Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

            17.1 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            17.2 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            17.3 “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

            17.4 “Fair Market Value” shall mean the fair market value of the Shares as determined by the Administrator from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Administrator shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Administrator shall deem appropriate).

            17.5 “Exchange Act” shall mean Securities and Exchange Act of 1934, as amended.

Attachment B

CHARTER

Audit Committee of the Board of Directors

Semotus Solutions, Inc.

            The Audit Committee of the Board of Directors of the Company was established by the action of the Board in adopting the Bylaws of the Company. The provisions of the Bylaws set forth the basic responsibilities and board procedures for the Audit Committee. This Charter is intended to supplement the Bylaw provisions and to specify in more detail the membership and responsibilities of the Committee, as outlined below:

Membership

            The Audit Committee shall consist of not fewer than three nor more than five members of the Board of Directors. No member of the Committee shall be an active or retired employee of the Company, and all of them shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Committee.

Responsibilities

            The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company’s funded benefit plans. Through its activities, the Committee will facilitate open communication among directors, the Company’s independent accountants, any internal audit function, and corporate management.

            The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company’s outside accountants and the adequacy of disclosure to shareholders and to the public.

            Specifically, the Audit Committee will:

1.	Hold no less than two regularly scheduled meetings each year, and other meetings from time to time as may be called pursuant to the Company’s Bylaws. A majority shall constitute a quorum of the Audit Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

2.	Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company’s outside auditors.

3.	Review with representatives of the independent accountants:

        The plan for and scope of its annual audit of the Company’s financial statements.
        The results of the annual audit.
        Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company’s internal controls, policies, and procedures.
        Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company’s financial statements.
4.	Review the extent of any services outside the audit area performed for the Company by its independent accountants.

5.	Review the fees proposed by the Company’s independent accountants for their services.

6.	Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

B-1

7.	Review the Company’s Annual Report prior to filing with the Securities and Exchange Commission.

8.	Review the Company’s Quarterly Reports prior to filing with the Securities and Exchange Commission.

9.	Review compliance by officers and employees with the Company’s policies on business ethics and public responsibility.

10.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

11.	Meet privately from time to time with representatives of the independent accountants, the Chief Financial Officer and management.

B-2

PROXY

SEMOTUS SOLUTIONS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Anthony N. LaPine with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Semotus Solutions, Inc. held of record by the undersigned on July 26, 2002, at the Annual Meeting of Shareholders to be held at the Silicon Valley Capital Club, 50 West San Fernando St., Suite 1700, Alum Rock Rm., San Jose, CA 95113, on Tuesday, September 17, 2002, at 2:30 p.m., Pacific Time or any adjournment thereof.

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEMOTUS SOLUTIONS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

            SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

            The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

(To be signed on the other side)

SEMOTUS SOLUTIONS, INC.
1735 TECHNOLOGY DRIVE
SUITE 790
SAN JOSE, CA 95110
ATTN: TALI DURANT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Semotus Solutions, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SEMTS1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMOTUS SOLUTIONS, INC.

1.	Election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

            01) Anthony N. LaPine, 02) Frederick M. Hoar, 03) Jason Pavona, 04) Robert Lanz, 05) Mark Williams

For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
[ ]	[ ]	[ ]	_______________________________________________

Vote On Proposals

2.	The ratification of the appointment of Burr, Pilger & Mayer LLP, as the Company’s independent accountants for the fiscal year ending March 31, 2003:

For	Against	Abstain
[ ]	[ ]	[ ]

3.	The approval of an amendment to the Company’s 1996 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of options granted under the Plan from 4,345,000 shares to 5,200,000 shares.

For	Against	Abstain
[ ]	[ ]	[ ]

4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof:

  Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

_________________________________________	______________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)